UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Concentra Group Holdings Parent, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	30-1006613
(State of incorporation or organization)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.01 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-280242

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, par value $0.01 per share, of Concentra Group Holdings Parent, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1, which registration statement was originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) on June 14, 2024 and as subsequently amended (Registration No. 333-280242), and such description is incorporated herein by reference. The description of the Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

By:	/s/ Michael E. Tarvin
Name: Michael E. Tarvin
Title: Executive Vice President and Secretary

Date: July 24, 2024